Exhibit 23(b)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-57981) of Worthington Industries, Inc. of our report dated May 19, 2003 relating to the 2002 financial statements of the Worthington Industries, Inc. Deferred Profit Sharing Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers, LLP

June 28, 2004
Columbus, Ohio

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